UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2013 (February 22, 2013)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See disclosure in Item 2.03 below, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Term Loan Facility Amendment

On February 22, 2013, The ServiceMaster Company (the “Company”) entered into Amendment No. 2 (the “Term Loan Facility Amendment”) to its senior secured term loan facility (the “Term Loan Facility”) to amend the credit agreement governing the Term Loan Facility (as amended, the “Credit Agreement”) primarily to extend the maturity date of a portion of the borrowings under the Term Loan Facility.  Prior to the Term Loan Facility Amendment, approximately $1.2 billion of outstanding borrowings under the Term Loan Facility (“Tranche A loans”) had a maturity date of July 24, 2014.  Pursuant to the Term Loan Facility Amendment, the maturity of the outstanding Tranche A loans was extended and such loans were converted into a new tranche of term loans in an aggregate principal amount, along with new loans extended by certain new lenders, of $1.220 billion (“Tranche C loans”).  The maturity date for the new Tranche C loans is January 31, 2017.  The interest rates applicable to the Tranche C loans under the Term Loan Facility are based on a fluctuating rate of interest measured by reference to either, at the borrower’s option, (i) a London inter-bank offered rate plus 3.25%, with a minimum London inter-bank offered rate of 1.00% or (ii) an alternate base rate plus 2.25%, with a minimum alternate base rate of 2.00%.  As part of the Term Loan Facility Amendment, the Company paid an original issue discount equal to 1.00% of the outstanding borrowings, or $12.2 million.  Voluntary prepayments of borrowings under the Tranche C Loans are permitted at any time, in minimum principal amounts, without premium or penalty, subject to a 1.00% premium payable in connection with certain repricing transactions within the first year.  The Company announced in August 2012 that as a result of a separate refinancing transaction, the maturity date of approximately $1.0 billion of outstanding borrowings under the Credit Agreement had been extended until January 31, 2017.  As a result of these two refinancing transactions, the Company will have approximately $2.2 billion of outstanding borrowings maturing January 31, 2017.  The Term Loan Facility Amendment also includes certain other changes to the Credit Agreement.

A copy of the Term Loan Facility Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Term Loan Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 9.01. Financial Statements and Exhibits.

(d)           The following exhibit is being furnished as part of this report.

Exhibit No.	Description of Exhibit

10.1

Amendment No. 2 to the Credit Agreement, dated as of February 22, 2013, among The ServiceMaster Company, certain other loan parties, the lenders thereto and Citibank, N.A., as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2013	THE SERVICEMASTER COMPANY

	By:	/s/ David W. Martin
David W. Martin
Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1

Amendment No. 2 to the Credit Agreement, dated as of February 22, 2013, among The ServiceMaster Company, certain other loan parties, the lenders thereto and Citibank, N.A., as administrative agent and collateral agent.